EZCORP Announces Private Offering of $100 Million of Convertible Senior Notes Due 2025
Austin, Texas (May 8, 2018) - EZCORP, Inc. (NASDAQ: EZPW) (the “Company”), a leading provider of pawn loans in the United States and Latin America, announced today that it intends to offer, subject to market conditions and other factors, $100 million aggregate principal amount of convertible senior notes due 2025 (the “Convertible Notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 (the “Securities Act”). The Company expects to grant an option to the initial purchasers for up to an additional $15 million aggregate principal amount of Convertible Notes. The Convertible Notes are expected to pay interest semiannually and will be convertible into cash, shares of the Company’s Class A common stock or a combination thereof, at the Company’s election, based on a conversion rate to be determined. The Convertible Notes will mature on May 1, 2025, unless earlier converted, redeemed or repurchased in accordance with their terms prior to such date. Prior to the close of business on the business day immediately preceding November 1, 2024, the Convertible Notes will be convertible at the option of the holder only upon the occurrence of certain events and during certain periods, and thereafter, at any time prior to the close of business on the business day immediately preceding the maturity date.
The Company intends to use the net proceeds from this offering for general corporate purposes and potentially to fund acquisitions. The Company is in various levels of discussion regarding a number of acquisition opportunities in the U.S., Canada, and Latin America, and have entered into non-binding letters of intent to acquire pawnshops in Latin America. At this time, there can be no assurance that the Company will complete any of those potential acquisitions.
This press release is neither an offer to sell nor a solicitation of an offer to buy the Convertible Notes or any shares of the Company’s Class A common stock issuable upon conversion of the Convertible Notes, nor will there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.
The Convertible Notes and any shares of the Company’s Class A common stock issuable upon conversion of the Convertible Notes have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The offering is being made to qualified institutional buyers pursuant to Rule 144A under the Securities Act.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This announcement contains certain forward-looking statements regarding the Company’s strategy, initiatives and expected performance. These statements are based on the Company’s current expectations as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the proposed offering of the Convertible Notes, that address activities or results that the Company plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future, including future capital expenditures and future financial or operating results, are forward-looking statements. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including operating risks, liquidity risks, legislative or regulatory developments, market factors or current or future litigation. For a discussion of these and other factors affecting the Company’s business and prospects, see the Company’s annual, quarterly and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
ABOUT EZCORP
Formed in 1989, EZCORP is a leading provider of pawn loans in the United States and Latin America. It also sells merchandise, primarily collateral forfeited from pawn lending operations and used merchandise purchased from customers. We are dedicated to satisfying the short-term cash needs of consumers who are both cash and credit constrained, focusing on an industry-leading customer experience. EZCORP is traded on the NASDAQ stock market under the symbol EZPW and is a member of the Russell 2000 Index, S&P SmallCap 600 Index, S&P 1000 Index and NASDAQ Composite Index.
Contact:
Jeff Christensen
Vice President, Investor Relations
Email: jeff_christensen@ezcorp.com
Phone: (512) 437-3545